UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

SILGAN HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 975-7110

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends our Current Report on Form 8-K filed on June 6, 2006 to include the financial statements, pro forma financial information and exhibits listed below in Item 9.01.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

On February 22, 2006, Silgan Holdings Inc. (“Silgan”) entered into a Purchase Agreement (as subsequently amended, the “Purchase Agreement”) with Amcor Limited (“Amcor”) for the acquisition by Silgan and indirectly owned subsidiaries of Silgan (the “Purchasers”) (i) of substantially all of the assets of the “White Cap” closures business of Amcor and certain of its subsidiaries (the “Asset Sellers”) and (ii) from Amcor and certain of its other subsidiaries (together with the Asset Sellers, the “Selling Parties”) the shares of various subsidiaries of Amcor engaged in the “White Cap” closures business. Such business consists of developing, manufacturing, marketing, distributing, selling and servicing metal, plastic and composite vacuum and non-vacuum closures for jars and containers and related capping equipment for the food and beverage industries from plants and/or sales offices in Germany, Italy, Poland, Turkey, the Philippines, China, Brazil, Austria, Belgium, France, Hungary, the Netherlands, Spain, Sweden, Ukraine, the United Kingdom and Venezuela under the “White Cap” brand and the licensing of others to do the same in Israel, Japan, South Africa, India, Korea, Australia and New Zealand (collectively, “Amcor White Cap”).

On June 1, 2006, in accordance with the Purchase Agreement, Silgan acquired from the Selling Parties (i) the assets of Amcor White Cap in Austria, Hungary and the Netherlands, the intellectual property of Amcor White Cap sited in the United States and Australia and the licensing arrangements of Amcor White Cap in Israel, Japan, South Africa, India, Korea, Australia and New Zealand and (ii) the shares of the subsidiaries of Amcor engaged in the Amcor White Cap business in Germany, Italy, Poland, Belgium, France, Spain, Sweden, Ukraine and the United Kingdom (collectively, “White Cap Europe”). At the closing, Silgan paid $253.8 million for White Cap Europe. This amount is subject to adjustment as provided in the Purchase Agreement in respect of the amount of cash and working capital acquired and certain liabilities assumed, to the extent such amounts differ from amounts estimated for closing. Silgan funded this acquisition (and the related fees and expenses due through closing) with a €200.0 million incremental term loan and revolving borrowings under its senior secured credit facility (the “Credit Agreement”).

On June 1, 2006, pursuant to the Purchase Agreement, the acquisition of the shares of the Amcor subsidiaries engaged in the Amcor White Cap business in Brazil, China, the Philippines, Turkey and Venezuela had been delayed pending the satisfaction of certain specified conditions (the “Delayed Closings”).

On July 1, 2006, Silgan acquired the operations of the Amcor White Cap business in Turkey for $3.3 million and assumed $17.0 million of estimated indebtedness, subject to adjustment as provided in the Purchase Agreement.

The additional Amcor White Cap businesses located in Brazil, China, the Philippines and Venezuela are expected to close upon satisfaction of certain specified conditions as provided in the Purchase Agreement for an aggregate purchase price of approximately €19 million plus assumed indebtedness, subject to adjustment as provided in the Purchase Agreement.

Silgan does not expect to complete the closing for a certain portion of the Amcor White Cap business in the Philippines. Therefore, the results of operations from this business have not been included in the pro forma financial information presented in Exhibit 99.3. However, this business has been included in the financial statements of Amcor White Cap presented in Exhibits 99.1 and 99.2.

(a)	Financial Statements of Businesses Acquired.

Attached as Exhibit 99.1 are the Audited Combined Financial Statements for Amcor White Cap (a carved-out business unit of Amcor Limited) for the year ended June 30, 2005:

Independent Auditors’ Report
Combined Balance Sheet as of June 30, 2005
Combined Statement of Income for the year ended June 30, 2005
Combined Statement of Owner’s Equity for the year ended June 30, 2005
Combined Statement of Cash Flows for the year ended June 30, 2005
Notes to Combined Financial Statements

Attached as Exhibit 99.2 are the Unaudited Condensed Combined Financial Statements for Amcor White Cap for the six months ended December 31, 2005 and 2004:

Condensed Combined Balance Sheets at December 31, 2005 and June 30, 2005
Condensed Combined Statements of Income for the six months ended December 31, 2005 and December 31, 2004
Condensed Combined Statements of Owner’s Equity for the six months ended December 31, 2005 and December 31, 2004
Condensed Combined Statements of Cash Flows for the six months ended December 31, 2005 and December 31, 2004
Notes to Condensed Combined Financial Statements

(b)	Pro Forma Financial Information.

Attached as Exhibit 99.3 are the following Unaudited Pro Forma Condensed Consolidated Financial Statements for the combined results and balance sheet of Silgan Holdings Inc. and Amcor White Cap:

Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2005
Pro Forma Condensed Consolidated Statement of Income for the six months ended June 30, 2006
Pro Forma Condensed Consolidated Balance Sheet at June 30, 2006

(d)	Exhibits.

Number	Description

23.1	Consent of Independent Public Accounting Firm

99.1	Amcor White Cap Audited Combined Financial Statements for the year ended June 30, 2005

99.2	Amcor White Cap Unaudited Condensed Combined Financial Statements for the six months ended December 31, 2005 and 2004

99.3	Unaudited pro forma financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Robert B. Lewis
Robert B. Lewis
Executive Vice President and Chief Financial Officer

Date: August 17, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

23.1	Consent of Independent Public Accounting Firm

99.1	Amcor White Cap Audited Combined Financial Statements for the year ended June 30, 2005

99.2	Amcor White Cap Unaudited Condensed Combined Financial Statements for the six months ended December 31, 2005 and 2004

99.3	Unaudited pro forma financial information